As filed with the Securities and Exchange Commission on June 28, 2024
Registration No. 333-264751

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Applied For (I.R.S. Employer Identification Number)
23 Old Bond Street, Floor 3
London, WIS 4PZ
England, United Kingdom
(781) 431-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Paul M. Kinsella Marko S. Zatylny Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, Massachusetts 02199-3600 (617) 951-7000	Elizabeth Todd Ropes & Gray International LLP 60 Ludgate Hill London, EC4M 7AW England, United Kingdom +44 20 3201 1500
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This post-effective amendment (the “Post-Effective Amendment”) is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), by Kiniksa Pharmaceuticals International, plc, a public limited company incorporated under the laws of England and Wales (“New Kiniksa” or the “registrant”), as the successor issuer to Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company limited by shares (“Old Kiniksa”). Such succession occurred following the effectiveness, on June 27, 2024 (the “Effective Time”), of a Bermuda court-approved scheme of arrangement (the “Scheme”), pursuant to which Old Kiniksa became a wholly owned subsidiary of New Kiniksa for the purpose of changing the place of incorporation of the parent company of the Kiniksa group of companies from Bermuda to the United Kingdom (the “Redomiciliation”). Pursuant to the Scheme, each Class A common share, par value $0.000273235 per share (the “Old Kiniksa Class A Shares”), Class A1 common share, par value $0.000273235 per share (the “Old Kiniksa Class A1 Shares”), Class B common share, par value $0.000273235 per share (the “Old Kiniksa Class B Shares”), and Class B1 common share, par value $0.000273235 per share (the “Old Kiniksa Class B1 Shares”, and together with the Old Kiniksa Class A Shares, the Old Kiniksa Class A1 Shares and the Old Kiniksa Class B Shares, the “Old Kiniksa Shares”), in each case, of Old Kiniksa was exchanged for one share of the equivalent class of Class A ordinary shares, nominal value $0.000273235 per share (the “New Kiniksa Class A Shares”), Class A1 ordinary shares, nominal value $0.000273235 per share (the “New Kiniksa Class A1 Shares”), Class B ordinary shares, nominal value $0.000273235 per share (the “New Kiniksa Class B Shares”), Class B1 ordinary shares, nominal value $0.000273235 per share (the “New Kiniksa Class B1 Shares”, and together with the New Kiniksa Class A Shares, the New Kiniksa Class A1 Shares and the New Kiniksa Class B Shares, the “New Kiniksa Shares”), in each case, of New Kiniksa. Upon completion of the Redomiciliation, the historical consolidated financial statements of Old Kiniksa became the historical consolidated financial statements of New Kiniksa. You should refer to the SEC filings of Old Kiniksa incorporated by reference into this registration statement for additional information about New Kiniksa, including the risk factors and financial information included in such filings.
This Post-Effective Amendment constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-264751) (the “Registration Statement”) solely to reflect the change in the Registrant’s jurisdiction of incorporation as a result of the Redomiciliation or as necessary to keep the Registration Statement from being misleading in any material respect. In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment, New Kiniksa, as successor issuer to Old Kiniksa pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby expressly adopts the Registration Statement as its registration statement for all purposes of the Securities Act and the Exchange Act.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated June 28, 2024.
PROSPECTUS
KINIKSA PHARMACEUTICALS
INTERNATIONAL, PLC
28,682,554 Class A Ordinary Shares
Offered by the Selling Shareholders
This prospectus relates to the proposed resale or other disposition by the selling shareholders identified in this prospectus of up to an aggregate of 28,682,554 of our Class A ordinary shares, nominal value $0.000273235 per share, 24,411,494 shares of which are issuable upon conversion of our Class A1 ordinary shares, nominal value $0.000273235 per share and Class B1 ordinary shares, nominal value $0.000273235 per share. We are not selling any Class A ordinary shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of Class A ordinary shares by the selling shareholders.
Each time the selling shareholders offer and sell securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the terms of that offering and the Class A ordinary shares being sold in that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our Class A ordinary shares.
The selling shareholders may sell the Class A ordinary shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling shareholders may sell or otherwise dispose of their Class A ordinary shares hereunder.
The selling shareholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their Class A ordinary shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A ordinary shares are listed on the Nasdaq Global Select Market under the symbol “KNSA.” On June 27, 2024, we became the successor issuer to Old Kiniksa following the effectiveness of the Scheme, pursuant to which Old Kiniksa became our wholly owned subsidiary for the purpose of changing the place of incorporation of the parent company of the Kiniksa group of companies from Bermuda to the United Kingdom. Pursuant to the Scheme, Old Kiniksa’s issued and outstanding common shares were cancelled and its shareholders received our ordinary shares on a one-for-one basis. Upon completion of the Redomiciliation, the historical consolidated financial statements of Old Kiniksa became the historical consolidated financial statements of New Kiniksa. You should refer to the SEC filings of Old Kiniksa incorporated by reference into this registration statement for additional information about New Kiniksa, including the risk factors and financial information included in such filings. On June 27, 2024, the last reported sale price of the Class A common shares of Old Kiniksa on the Nasdaq Global Select Market was $18.59 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           .

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders may sell up to 28,682,554 of our Class A ordinary shares from time to time in one or more offerings as described in this prospectus. When the selling shareholders offer and sell the shares, we or the selling shareholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “New Kiniksa,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Kiniksa Pharmaceuticals International, plc and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable Class A ordinary shares.

TRADEMARKS
We own or have certain rights to trademarks that we use in connection with the operation of our business, including Kiniksa and ARCALYST. Kiniksa is a trademark of Kiniksa Pharmaceuticals International, plc and ARCALYST is a trademark of Regeneron Pharmaceuticals, Inc. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including Kiniksa and ARCALYST, are listed without the ®, SM and ™ symbols. We will assert, to the fullest extent under applicable law, our rights to our intellectual property. Trademarks, service marks and trade names of third parties are the intellectual property of such parties.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.kiniksa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, but excluding any information furnished to, rather than filed with, the SEC:
•
Old Kiniksa’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.

•
The information specifically incorporated by reference into Old Kiniksa’s Annual Report on Form 10-K from the Definitive Proxy Statement on Schedule 14A, filed by Old Kiniksa with the SEC on April 23, 2024.

•
Old Kiniksa’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 25, 2024.

•
Old Kiniksa’s Current Reports on Form 8-K filed with the SEC on March 29, 2024, June 5, 2024 and June 14, 2024.

•
Our Current Report on Form 8-K12B filed with the SEC on June 28, 2024.

•
The description of our share capital filed as Exhibit 4.2 to our Current Report on Form 8-K12B, filed with the SEC on June 28, 2024 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Attn: Secretary
c/o Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
We are a commercial-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutic medicines for patients suffering from debilitating diseases with significant unmet medical need. Our portfolio of immune-modulating assets, ARCALYST (rilonacept), abiprubart and mavrilimumab, is based on strong biologic rationale or validated mechanisms, targets a spectrum of underserved cardiovascular and autoimmune conditions, and offers the potential for differentiation.
Corporate Information
We are a public limited company incorporated under the laws of England and Wales, as the successor issuer to Old Kiniksa. Such succession occurred following the effectiveness, on June 27, 2024, of the Bermuda court-approved Scheme, pursuant to which Old Kiniksa became our wholly-owned subsidiary for the purpose of changing the place of incorporation of the parent company of the Kiniksa group of companies from Bermuda to the United Kingdom. We are registered with the U.K. Companies House under company number 15630565. We were incorporated as a public limited company on April 9, 2024.
Our registered office is located in Third Floor, 23 Old Bond Street, London, W1S 4PZ, England, United Kingdom. The telephone number for our registered office is (781) 431-9100. Our website address is www.kiniksa.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of Class A ordinary shares being offered by any of the selling shareholders. Any proceeds from the sale by the selling shareholders of the Class A ordinary shares offered by this prospectus will be received by the selling shareholders.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our articles of association which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Share Capital
Under the U.K. Companies Act 2006, as amended, or the Companies Act, we are not required to have an authorized share capital. As of the date hereof, we have an issued share capital of £50,000.01 and $19,383 with such issued share capital comprised of approximately 40,447,538 Class A ordinary shares with a nominal value of $0.000273235 per share, 12,781,964 Class A1 ordinary shares with a nominal value of $0.000273235 per share, 1,795,158 Class B ordinary shares with a nominal value of $0.000273235 per share, 16,057,618 Class B1 ordinary shares with a nominal value of $0.000273235 per share, 50,000 redeemable preference shares with a nominal value of £1.00 per share and 1 ordinary share with a nominal value of £0.01 per share.
As a matter of English company law, the directors of a company may issue new ordinary or preference shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution.
Because of this requirement of English law, our articles of association authorize, subject to the requirements of the Nasdaq Global Select Market, our board of directors to issue new ordinary or preferred shares (up to a maximum of ten percent (10%) of the issued share capital of the Company) without shareholder approval for a period of 15 months from the date of adoption of the articles of association. Subsequent authority to issue new ordinary or preference shares can be given by the shareholders of the Company by an ordinary resolution from time to time, with such authority capable of applying in respect of any period specified in such resolution up to a maximum of five years.
Ordinary Shares
We have four classes of shares: Class A, Class B, Class A1 and Class B1. Class A and Class B ordinary shares are voting ordinary shares, or together the voting ordinary shares, and Class A1 and Class B1 are non-voting ordinary shares. Except as described below with respect to voting rights, conversion, and transferability, each ordinary share has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects and as to all matters with, each other ordinary share. In the event of our liquidation, dissolution or winding up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preferred shares. None of our ordinary shares have redemption or sinking fund rights.
Each holder of Class B ordinary shares may convert any portion of its Class B ordinary shares into Class A ordinary shares or Class B1 ordinary shares at any time with advance notice to us. In addition, each Class B ordinary share automatically converts into one Class A ordinary share upon transfer, except for transfers to or between affiliated holders. Our Class B ordinary shares also have greater voting power than our Class A ordinary shares, as described in “Voting Rights.”
Each holder of Class A1 ordinary shares may elect to convert any portion of its non-voting Class A1 ordinary shares into voting Class A ordinary shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A ordinary shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class A1 ordinary shares may increase, decrease or waive this limitation on ownership by providing us with 61-days’ notice.

Each holder of Class B1 ordinary shares may elect to convert any portion of its non-voting Class B1 ordinary shares into voting Class A ordinary shares or voting Class B ordinary shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A ordinary shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class B1 ordinary shares may increase, decrease or waive this limitation on ownership by providing us with 61-days’ notice. In addition, each Class B1 ordinary share automatically converts into one Class A ordinary share upon transfer, except for transfers to or between affiliated holders.
Preferred Shares
Under English law and our articles of association, our board of directors may issue preferred shares in one or more series once authorized to do so in the articles of association or by an ordinary shareholder resolution. Our board of directors has the discretion under our articles of association to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares, without any further shareholder approval. The rights with respect to a series of preferred shares may be greater than the rights attached to our ordinary shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our ordinary shares until our board of directors determines the specific rights attached to those preferred shares. The effect of issuing preferred shares could include, among other things, one or more of the following:
•
restricting dividends in respect of our ordinary shares;

•
diluting the voting power of our ordinary shares or providing that holders of preferred shares have the right to vote on matters as a class;

•
impairing the liquidation rights of our ordinary shares; or

•
delaying or preventing a change of control of us.

Voting Rights
Unless a different majority is required by English law or by our articles of association, resolutions to be approved by holders of voting ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of our voting ordinary shares vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. Any individual who is a shareholder and who is present and entitled to vote at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our articles of association also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in our articles of association or such other form as the board of directors may determine.
Each Class A ordinary share is entitled to one vote per share and each Class B ordinary share is entitled to ten votes per share. Each Class A1 ordinary share, Class B1 ordinary share and redeemable preference share is non-voting. Our articles of association generally provide that holders of our voting ordinary shares are entitled to vote, on a non-cumulative basis, at all annual general and special general meetings of shareholders with respect to matters on which voting ordinary shares are eligible to vote.
Dividend Rights
Under English law and our articles of association, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means our accumulated realized profits less our accumulated realized losses. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, our aggregate called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. Under our articles of association, each Class A ordinary share, Class B ordinary share, Class A1 ordinary share and Class B1 ordinary share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preferred shares. There are no restrictions on our ability to transfer funds (other than funds denominated in British pounds) in and out of the U.K. or to pay dividends to U.S. residents who are holders of our ordinary shares.
Our articles of association provide that any dividend or other monies payable in respect of any shares that remain unclaimed for 12 years from the date when such monies became due for payment shall be forfeited and shall revert to us. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.
Preemptive Rights
There are no contractual rights of pre-emption under our articles in respect of share transfers by shareholders or the allotment of shares in the capital of the Company. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act in respect of the allotment of new shares in our Company. These statutory pre-emption rights, when applicable, would require us to offer new shares for allotment to our existing shareholders on a pro rata basis before alloting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by our shareholders in a general meeting (which requires 75% or more of the votes of a company’s shareholders cast at a general meeting) in accordance with the provisions of the Companies Act or under our articles of association. Such authority can only be granted, from time to time, for a specified period (not longer than five years).
Because of this requirement of English law, our articles of association waive the statutory pre-emption rights in relation to new ordinary or preferred shares issued by the board of directors (up to a maximum of ten percent (10%) of the issued share capital of the Company) for a period of 15 months from the date of adoption of the articles of association. Subsequent issuances of new ordinary or preference shares will be subject to statutory pre-emption rights unless a special resolution is passed, or the articles of association are amended, to waive these rights.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares); or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our articles of association specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by us of our shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preferred shares ranking prior to ordinary shares will not be deemed to vary the rights attached to ordinary shares or, subject to the terms of any other series of preferred shares, to vary the rights attached to any other series of preferred shares.
Transfer of Shares
Our board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid. The board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as the board of directors shall reasonably require. Subject to these restrictions and the automatic conversion upon the transfer of Class B and B1 ordinary shares to non-affiliated holders described above, a holder of ordinary shares may transfer the title to all or any of such holder’s ordinary shares by completing a form of transfer in the form set out in our articles of association (or as near thereto as circumstances admit) or in such other ordinary form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully-paid share the board of directors may accept the instrument signed only by the transferor.
Meetings of Shareholders
Under the Companies Act, a company is required to convene at least one general meeting of shareholders each calendar year and within six months following the end of its financial year.
The Companies Act provides that a general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 5% of the paid-up capital of the company carrying the right to vote at general meetings or on request of a company’s auditors. The Companies Act also requires that shareholders be given at least 21 clear days’ notice in writing of an annual general meeting to approve a special resolution and 14 clear days’ notice in writing for any other general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout the meeting and representing in person or by proxy one-third of the voting rights of the issued shares of the class entitled to vote.
Access to Books and Records and Dissemination of Information
Under English law, shareholders have the right to: (1) receive a copy of our articles of association and any act of the U.K. Government which alters our memorandum of association; (2) inspect and obtain copies of the minutes of our general meetings and resolutions; (3) inspect and receive a copy of our register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of us which have previously been sent to shareholders prior to an annual general meeting during the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to our shareholders with our U.K. Financial Statements 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.
Election and Removal of Directors
Our articles of association provide that our board of directors shall consist of not less than four members and not more than such number of directors as the board of directors determine. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.
A shareholder holding any percentage of the ordinary shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. The Companies Act provides that shareholders holding not less than 5% of the paid up share capital of the Company carrying voting rights may call a general meeting for the purpose of considering director nominations.

In accordance with the Companies Act and the terms of our articles of association, our directors may be removed from office before the expiration of his or her term by an ordinary resolution of shareholders. Any vacancy on our board, including a vacancy resulting from an enlargement of our board or from removal for cause not filled by the shareholders at the time, may be filled only by vote of a majority of our directors then in office.
Amendment of Articles of Association
English law provides that the articles of association of a company may be amended by the passing of a special resolution (which requires 75% or more of the votes of a company’s shareholders cast at a general meeting).
Certain Corporate Anti-Takeover Provisions
Certain provisions in our articles of association may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for our Class A ordinary shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Preferred Shares
Pursuant to our articles of association, preferred shares may be issued from time to time (once authorized in the articles of association or by an ordinary shareholder resolution), and the board of directors is authorized to determine the rights, preferences, powers, qualifications, limitations and restrictions.
Multi-Class Ordinary Share Structure
Since our Class B ordinary shares have 10 times the voting power of our Class A ordinary shares, holders of our Class B ordinary shares may be able to significantly influence the outcome of matters requiring shareholder approval. In addition, our non-voting Class A1 ordinary shares are convertible into our voting Class A ordinary shares and our Class B1 ordinary shares are convertible into our voting Class B or Class A ordinary shares. Conversion of these non-voting ordinary shares could result in the holders of our Class A1 and Class B1 ordinary shares being able to significantly influence the outcome of matters requiring shareholder approval. Our Class B, Class B1 and Class A1 ordinary shares are primarily held by our executive officers and other members of our senior management and by shareholders affiliated with members of our board of directors.
Classified Board
In accordance with the terms of our articles of association, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our articles of association further provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Removal of Directors
In accordance with the Companies Act and the terms of our articles of association, our directors may be removed from office before the expiration of his or her term by an ordinary resolution of shareholders. Any vacancy on our board, including a vacancy resulting from an enlargement of our board or from removal for cause not filled by the shareholders at the time, may be filled only by vote of a majority of our directors then in office.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our articles of association provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the last annual general meeting. Our articles of association also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
U.K. Stamp Taxes
The following is a general summary of certain U.K. stamp tax considerations applicable to the holding of our ordinary shares. It is based on existing U.K. law and practices in effect on the date of this proxy statement. Legislative, administrative or judicial changes may modify the stamp tax consequences described below.
The statements do not constitute tax advice and are intended only as a general guide. This summary is not exhaustive and shareholders should consult their own tax advisers as to the stamp and other tax consequences in the U.K., or other relevant jurisdictions, of the acquisition, ownership and disposition of our ordinary shares.
Shares held outside of the Depository Trust Company (“DTC”) — Transfers
The transfer on sale of ordinary shares (outside the facilities of a clearance service such as DTC) by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% (rounded to the nearest £5) of the amount or value of the consideration for the transfer. Where the shares are transferred to a connected company and either the shares transferred are listed or shares are issued as consideration, the consideration will be taken to be not less than the value of the shares being transferred. The purchaser normally pays the stamp duty. An agreement to transfer our ordinary shares (outside the facilities of a clearance service such as DTC) will generally give rise to a liability on the purchaser to stamp duty reserve tax (“SDRT”) at the rate of 0.5% of the amount or value of the consideration. Where the agreement is to transfer ordinary shares to a connected company and either the shares to be transferred are listed or shares are issued as consideration, the consideration will be taken to be not less than the value of the shares being transferred. However, where an instrument of transfer is executed pursuant to that agreement and is duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.
Where our ordinary shares are transferred to a depositary receipt issuer or clearance service, a 1.5% charge to stamp duty and/or SDRT may arise and advice should be taken, but see below in respect of transfers into DTC.
Shares Transferred into DTC
Shares held outside of DTC are not typically permitted by DTC to be transferred into DTC directly. We therefore expect to put in place arrangements such that prior to being transferred (or transferred back) into the DTC clearance system, our ordinary shares must be transferred to a depositary or depositary nominee (if not already so held). Before effecting the transfer of the ordinary shares to the relevant depositary nominee (as nominee for the relevant depositary), for onward transfer into the DTC clearance system, the transferor will be required to provide our transfer agent with the funds necessary to settle any stamp duty (and/or SDRT) in respect of such transfer of ordinary shares, which would generally be charged at the rate of 1.5% of the value of the ordinary shares. Once our transfer agent has been provided with the necessary funds, all stamp tax obligations have been complied with by the relevant transferor and/or the depositary or relevant depositary nominee and the transfer of the ordinary shares from the transferor to the relevant depositary nominee (as nominee for the relevant depositary) has been effected, the relevant depositary will then issue depositary receipts in respect of the ordinary shares on a one for one basis. On instruction by, or on behalf of, the relevant transferor, the relevant depositary will then cancel the depositary receipts representing the ordinary shares and instruct the relevant depositary nominee to transfer the ordinary shares into the DTC clearance system. An exemption from stamp duty generally applies to such inter-system transfers.

Shares Issued into DTC or a Depositary Receipt System
The 1.5% charge on transfer into DTC or to a depositary or depositary nominee which issues depositary receipts representing ordinary shares does not apply to shares which are issued directly into DTC or to such depositary or depositary nominee; the issue of shares is not generally subject to U.K. stamp duty or SDRT. An exemption from stamp duty generally applies to transfers of depositary receipts representing ordinary shares held within a depositary receipt system.
Share Held within DTC — Transfers
Transfers of interests in ordinary shares by way of book entry interests in ordinary shares within a clearance service should not attract a charge to stamp duty or SDRT in the U.K., provided that (in the case of stamp duty) there is no written instrument of transfer and, in the case of a transfer within a clearance service, no election is, or has been, made by the clearance service under section 97A Finance Act 1986. Transfers of book-entry interests in ordinary shares within a clearance service where an election has been made by the clearance service under section 97A Finance Act 1986 will generally be subject to SDRT (rather than stamp duty) at a rate of 0.5% of the amount or value of the consideration. We understand that HMRC regards DTC as a clearance service for these purposes and that no election under section 97A Finance Act 1986 has been made by DTC.
Registrar and Transfer Agent
A register of holders of the Class A ordinary shares is maintained by Computershare Trust Company, N.A., which also serves as transfer agent. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.

SELLING SHAREHOLDERS
Pursuant to the amended and restated investors rights agreement by and among us and certain of our shareholders, or the investors rights agreement, on the day we became eligible to use a Form S-3 registration statement, we were obligated to register on a Form S-3 registration statement any then outstanding registrable securities held by shareholders party to the investors rights agreement who were, at the time, our affiliates under Rule 144 promulgated under the Securities Act. In accordance with this obligation, this prospectus relates to the resale or other disposition by the selling shareholders identified in the table below of up to 28,682,554 of our Class A ordinary shares held by such holders or that are issuable upon conversion of Class A1 ordinary shares and Class B1 ordinary shares held by such holders. Our other affiliates who are party to the investors rights agreement have permanently and irrevocably waived our obligation to register their registrable securities pursuant to the above described provision of the investor rights agreement.
The following table sets forth the number of Class A ordinary shares beneficially owned by the selling shareholders, the number of Class A ordinary shares that may be offered under this prospectus and the number of Class A ordinary shares beneficially owned by the selling shareholders assuming all of the shares covered hereby are sold. The number of shares beneficially owned by each selling shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares over which a selling shareholder has sole or shared voting power or investment power. In computing the beneficial ownership and percentage ownership of each selling shareholder, Class A ordinary shares issuable upon conversion of other classes of ordinary shares and Class A ordinary shares subject to options held by such shareholder that are currently exercisable or will become exercisable within 60 days following June 27, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling shareholder. Percentage ownership is based on 40,447,538 Class A ordinary shares issued and outstanding, 1,795,158 Class B ordinary shares issued and outstanding, 12,781,964 Class A1 ordinary shares issued and outstanding, and 16,057,618 Class B1 ordinary shares issued and outstanding as of June 27, 2024. The number of Class A ordinary shares in the column “Number of shares being offered by the selling shareholders” represents all of the Class A ordinary shares that the selling shareholders may offer hereunder. The selling shareholders may sell some, all or none of the Class A ordinary shares that may be offered hereunder. We do not know when the Class A ordinary shares will be sold by the selling shareholders, and the selling shareholders may offer the Class A ordinary shares from time to time.
The number of Class A ordinary shares that may be acquired by a holder of our Class A1 or Class B1 ordinary shares upon conversion of such ordinary shares is generally limited if immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A ordinary shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of our Class A1 or Class B1 ordinary shares may increase, decrease or waive this limitation on ownership by providing us with 61-days’ notice. The information under the heading “13(d) beneficial ownership” in the table below presents the beneficial ownership of the selling shareholders reflecting this 4.99% limitation. Solely for purposes of the table below, the information under the headings “Beneficial ownership before the offering” and “Beneficial ownership after the offering” disregards this 4.99% limitation.
The information set forth below is based upon information obtained from the selling shareholders and upon information known to us.
Felix J. Baker, Ph.D. and Stephen R. Biggar, M.D., Ph.D., each a member of our board of directors, are affiliated with Baker Bros. Advisors LP, or the Advisor, and Richard S. Levy, M.D., a member of our board of directors, served as a Senior Advisor at the Advisor from December 2016 until May 2019. Thomas R. Malley, a member of our board of directors, is affiliated with Mossrock Capital, LLC.

	13(d) beneficial ownership(1)		Beneficial ownership before the offering(2)		Number of Shares being offered by the selling shareholders	Beneficial ownership after the offering(2) (3)
	Number of Shares	%	Number of Shares	%		Number of Shares	%
Selling Shareholders
Entities Managed by Baker Bros. Advisors LP(4)	3,116,177	7.65%	31,955,759	45.92%	28,610,587	3,345,172	4.81%
Mossrock Capital, LLC(5)	281,043	*	281,043	*	71,967	209,076	*

*
Represents beneficial ownership less than 1%

(1)
Reflects the 4.99% limitation on beneficial ownership described above.

(2)
Solely for purposes of this table, disregards the 4.99% limitation on beneficial ownership described above. Assumes conversion of all outstanding ordinary shares into Class A ordinary shares.

(3)
Assumes that all shares being registered in this prospectus are resold to third parties and that the selling shareholders sell all Class A ordinary shares registered under this prospectus held by them or that they may acquire upon conversion of other classes of our ordinary shares held by them.

(4)
Consists of (a) 2,700,597 Class A ordinary shares held by Baker Brothers Life Sciences, L.P. (“BBLS”), (b) 98,980 Class A ordinary shares held by 667, L.P. (“667” and with BBLS, the “Baker Funds”), (c) 11,638,314 Class A1 ordinary shares held by BBLS, (d) 1,143,650 Class A1 ordinary shares held by 667, (e) 14,658,102 Class B1 ordinary shares held by BBLS, (f) 1,399,516 Class B1 ordinary shares held by 667, (g) 9,373 Class A ordinary shares held by Felix J. Baker pursuant to the vesting of certain restricted share units (“RSUs”) awarded in connection with his service as a member of our Board of Directors, (h) 9,373 Class A ordinary shares held by Stephen R. Biggar pursuant to the vesting of certain RSUs awarded in connection with his service as a member of our Board of Directors, (i) 148,927 Class A ordinary shares that Felix J. Baker (a member of the Board of Directors) has the right to acquire within 60 days following June 27, 2024 pursuant to the exercise of share options or the vesting of outstanding RSUs, and (j) 148,927 Class A ordinary shares that Stephen R. Biggar (a member of the Board of Directors) has the right to acquire within 60 days following June 27, 2024 pursuant to the exercise of share options or the vesting of outstanding RSUs. The Advisor is the investment advisor to the Baker Funds and has the sole voting and investment power with respect to the securities held by the Baker Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (the “Advisor GP”) is the sole general partner of the Advisor and thus may be deemed to beneficially own the securities held by the Baker Funds. The managing members of the Advisor GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the Funds. Julian C. Baker, Felix J. Baker, the Advisor and the Advisor GP disclaim beneficial ownership of all shares held by the Funds, except to the extent of their indirect pecuniary interest therein. The policy of the Baker Funds and the Advisor does not permit managing members of the Advisor GP or full-time employees of the Advisor to receive compensation for serving as directors of the Company, and the Baker Funds are instead entitled to the pecuniary interest in any compensation received for their service. Felix J. Baker and Stephen R. Biggar have no direct voting or dispositive power and no pecuniary interest in the share options or the RSUs. The Advisor, the Advisor GP, Felix J. Baker and Julian C. Baker may be deemed to be the beneficial owners of the securities of the Company held by the Baker Funds, and may be deemed to have the power to vote, or direct the vote of, and the power to dispose, or direct the disposition of, such securities. Felix J. Baker and Stephen R. Biggar disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. The business address of the Advisor, the Advisor GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014. The foregoing information is based on a Schedule 13D/A filed on July 28, 2020 and information known to us.

(5)
Consists of (a) 71,967 Class A ordinary shares held by Mossrock Capital, LLC (“Mossrock”), (b) 9,373 Class A ordinary shares held by Mr. Malley and (c) 199,703 Class A ordinary shares that Mr. Malley has the right to acquire within 60 days following June 27, 2024 pursuant to the exercise of share options or the vesting of outstanding RSUs. Mr. Malley is the president of Mossrock and may be deemed to beneficially own the shares owned by Mossrock. The address of Mossrock is 19 Martin Lane, Englewood, CO 80113.

PLAN OF DISTRIBUTION
The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their Class A ordinary shares on any stock exchange, market or trading facility on which our Class A ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling shareholders gift, pledge, grant a security interest in, distribute or otherwise transfer their Class A ordinary shares, such donees, pledgees, transferees or other successors-in-interest may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under applicable provision of the Securities Act to include any information as may be necessary or required.
The selling shareholders may use any one or more of the following methods when disposing of their Class A ordinary shares:
•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
“at the market” or through market makers or into an existing market for the shares;

•
short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

•
through the distribution of the shares by any selling shareholders to its partners, members or shareholders;

•
through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

In connection with the sale of their Class A ordinary shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell their Class A ordinary shares short and deliver these shares to close out their short positions, or loan or pledge their Class A ordinary shares to broker-dealers that in turn may sell these shares. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of their Class A ordinary shares, which, subject to the amendment or supplement of this prospectus or the registration statement of which this prospectus forms a part to reflect such transaction and any other information necessary or required, such broker-dealer or other financial institution may resell pursuant to this registration statement.
The aggregate proceeds to the selling shareholders from the sale of their Class A ordinary shares will be the purchase price less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of its Class A ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Class A ordinary shares by the selling shareholders.

The selling shareholders also may resell all or a portion of their Class A ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling shareholders and any broker-dealers that act in connection with the sale of the Class A ordinary shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Class A ordinary shares against certain liabilities, including liabilities arising under the Securities Act. To the extent required, the Class A ordinary shares to be sold, the names of the selling shareholders, the offering price, the names of any agents, dealers or underwriters, any commissions or discounts with respect to a particular offering, the method of distribution, and any other terms and conditions of the offering of such shares will be set forth in an accompanying prospectus supplement or, if appropriate, an amendment to the registration statement of which this prospectus forms a part.
To comply with the securities laws of some states, if applicable, the Class A ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Class A ordinary shares in the market and to the activities of the selling shareholders and their affiliates. These rules may limit the timing of purchases and sales of the Class A ordinary shares by such selling shareholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A ordinary shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Class A ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the Class A ordinary shares.
Pursuant to the investors rights agreement, we have agreed to bear all expenses in connection with the registration of the Class A ordinary shares by the selling shareholders. The selling shareholders have agreed to bear all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of such Class A ordinary shares, and fees and disbursements of counsel for the selling shareholders, other than the fees and disbursements of one counsel for the selling shareholders, which we have agreed to pay in an amount not to exceed $50,000. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities for violations of the Securities Act, Exchange Act and state securities laws and liabilities relating to this prospectus and the registration statement of which it forms a part, including amendments and supplements.
There can be no assurance that any selling shareholder will sell any or all of their Class A ordinary shares.

LEGAL MATTERS
Ropes & Gray International LLP will pass upon the validity of the Class A ordinary shares offered by this prospectus. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Kiniksa Pharmaceuticals, Ltd. incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Kiniksa Pharmaceuticals, Ltd. for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$25,551.77(1)
FINRA filing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)
Previously paid.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers
The following is only a general summary of certain aspects of English law and the registrant’s articles of association (the “Articles of Association”) that are related to the indemnification of directors and officers, and it does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the U.K. Companies Act 2006 (the “Companies Act”) and of the Articles of Association.
New Kiniksa’s articles of association confer an indemnity on its directors and Secretary as permitted by the U.K. Companies Act 2006, which prescribes that such an indemnity may only permit a company to pay the costs or discharge the liability of a director or the Secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where a U.K. court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the Secretary of New Kiniksa. Any provision which seeks to indemnify a director or secretary of a U.K. company over and above this shall be void under English law, whether contained in its articles of association or any contract between the director and the company.
U.K. companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers. New Kiniksa maintains a directors’ and officers’ liability policy for such a purpose. New Kiniksa has entered into indemnification agreements with its directors and executive officers. These agreements require New Kiniksa to indemnify these individuals to the fullest extent permitted under English law against liabilities that may arise by reason of their service to New Kiniksa, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, New Kiniksa has been advised that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Articles of Association, agreement, vote of shareholders or disinterested directors or otherwise.

Item 16.
Exhibits
Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/Furnished Herewith
3.1	Articles of Association of Kiniksa Pharmaceuticals International, plc	8-K12B	001-38492	3.1	6/28/24
4.1	Specimen Share Certificate evidencing the Class A ordinary shares	8-K12B	001-38492	4.1	6/28/24
5.1	Opinion of Ropes & Gray International LLP, counsel of the Registrant, as to the validity of the Class A Ordinary shares					*
23.1	Consent of Ropes & Gray International LLP (included in Exhibit 5.1)					*
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					*
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)					*
Item 17.
Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 28th day of June, 2024.
KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC
By:
/s/ Sanj K. Patel

Sanj K. Patel
Chief Executive Officer and Chairman of the Board of Directors
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanj K. Patel and Mark Ragosa, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Sanj K. Patel Sanj K. Patel	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	June 28, 2024
/s/ Mark Ragosa Mark Ragosa	Chief Financial Officer (principal financial officer)	June 28, 2024
/s/ Michael R. Megna Michael R. Megna	Group VP, Finance and Chief Accounting Officer (principal accounting officer)	June 28, 2024
/s/ Felix J. Baker Felix J. Baker	Lead Independent Director	June 28, 2024
/s/ Stephen R. Biggar Stephen R. Biggar	Director	June 28, 2024
/s/ G. Bradley Cole G. Bradley Cole	Director	June 28, 2024

Signature	Title	Date
/s/ Richard S. Levy Richard S. Levy	Director	June 28, 2024
/s/ Thomas R. Malley Thomas R. Malley	Director	June 28, 2024
/s/ Tracey L. McCain Tracey L. McCain	Director	June 28, 2024
/s/ Kimberly J. Popovits Kimberly J. Popovits	Director	June 28, 2024
/s/ Barry D. Quart Barry D. Quart	Director	June 28, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized representative in the United States of the Registrant has signed this registration statement, on this 28th day of June, 2024.
KINIKSA PHARMACEUTICALS CORP.
By:
/s/ Sanj K. Patel

Sanj K. Patel
Chief Executive Officer